Exhibit 10.1

February 21, 2013

Marriott International, Inc.

10400 Fernwood Road

Bethesda, MD 20817

Attn: Mr. Bill Barrie

Re:	Letter Agreement

Supplement to Design Review Addendum

Dear Bill:

The purpose of this letter (“Letter Agreement”) is to document and formalize a supplement to the terms of the Design Review Addendum (“Addendum”), which Addendum is part of and is incorporated into that certain License, Services, and Development Agreement dated effective November 19, 2011 (“License Agreement”) by and between Marriott International, Inc. (“MII”) and Marriott Vacations Worldwide Corporation (“MVWC”) as Exhibit G, and to memorialize the terms of our agreement regarding the process for design review relating to renovation and/or refurbishment of Existing Projects (as defined in the Addendum), all as set forth herein.

In connection with the License Agreement and Addendum, MVWC and MII agree as follows:

Notwithstanding the terms and conditions of the Addendum and License Agreement, the following is intended to clarify the specific requirements of compliance with the Addendum (Exhibit G of the License Agreement) as it relates to Existing Projects.

Project Pipeline Review

MII and MVWC will conduct a semi-annual review of all planned and active projects at Existing Projects for the then-current and subsequent year, with MVWC having the responsibility to schedule the semi-annual review meeting. Any cost and expense pre-approved by MVWC and incurred with respect to such semi-annual review meeting will be paid by MVWC. The goals of this review are:

•	Ensure alignment of required reviews and schedules

•	Agree upon degree of review for each project

•	Marriott to execute required waivers

•	Discuss process improvements

Review Categories

In recognition of the varying degree of project scopes, complexities and impacts, all MVWC renovation and refurbishment projects will be subject to one of three processes with MII (as defined below). All MVWC projects will be tracked via a project planning matrix. The planning matrix or matrices will track all villa/unit projects and any supplemental projects. The matrices will track key milestone dates and any requests for approval/approvals as it relates to the Addendum. The below sets out agreement between MII and MVWC with respect to the processes for those different types of projects at the Projects.

Processes

A.	The following types of projects at the Projects will follow the current review process outlined under Sections 2, 3 and 4, as applicable, of the Addendum:

Addendum

•	All new buildings

•	Changes to existing building footprints

B.	The following types of projects at the Projects will follow the revised review process set out in Schedule “A” attached hereto:

Modification for Villas/Units, Corridors and Public Spaces

The specific review process is set out in Schedule “A” attached hereto and relates to the following types of projects:

•	Softgoods – new design

•	Soft/case goods – new design

•	Softgoods – multiple re-upholster items

•	New carpet

•	Exterior coloration or architectural change to existing buildings

The Technical Services Fees set forth in the Addendum apply to the above-referenced types of modifications.

In addition to the Technical Services Fees to be paid, when lobby areas at an Existing Project are to be modified in conjunction with a villa/unit, corridor and/or public space modification at the Existing Project, the following fees associated with the lobby area modification will be paid by MVWC to MII as follows:

•	Softgoods only – new design - $3,000

•	Soft and case goods – new design - $8,000

•	Soft, case and hard surfaces (tile, millwork, etc.) - $10,000

In connection with the above, MII will send an invoice for the Technical Services Fees, as well as an invoice relating to a lobby area modification, as and if applicable, to MVWC in accordance with the timing set forth in the Addendum.

C.	The following types of projects at the Projects do not require compliance with the Addendum, but will be in one of two categories, Review Waivers or an Automatic Waiver, as follows:

Waivers

There will be no Technical Services Fees and no Review Fees associated with the following waivers and process.

+ Review Waivers:

•

All mutually agreed upon projects waived during semi-annual project review meeting. MII will execute a waiver in substantially the form attached hereto as Schedule “B” at such project review meeting for those agreed upon projects to be waived.

+Automatic Waivers (no written waiver required):

•	All ADA remediation work

•	Selective work – paint, vinyl wall covering, and single re-upholstered items

•	Back of house space renovations and refurbishments

•	Detached secondary spaces renovations and refurbishments – (e.g., Kids Club, Fitness Center, Multi-purpose Rooms)

•	Continuation of a previously approved design scheme in subsequent phases of a Project

MII and MVWC agree that the Addendum and this Letter Agreement do not apply to those projects at Existing Projects for which the condominium owners association at such Existing Projects have hired a third-party project manager or director and neither MVWC nor MII are engaged by the Association for such project work.

The termination of this Letter Agreement shall coincide with the termination of the License Agreement.

Other than as specifically and expressly set forth herein, nothing in this Letter Agreement shall be deemed to supersede, waive any rights, claims, demands or release MII or MVWC from any duties or obligations set forth in the License Agreement or to otherwise modify the License Agreement and Addendum.

If you are in agreement with terms and conditions of the understanding reflected in this correspondence, kindly evidence your agreement by having an authorized officer of MII execute below and deliver a scanned copy to john.albert@mvwc.com.

Very truly yours,

Marriott Vacations Worldwide Corporation

By:	/s/ Ralph Lee Cunningham
Printed Name:	Ralph Lee Cunningham
Title:	Vice President

Joined in and Consented to by:

Marriott International, Inc.

By:	/s/ Kevin Kimball
Printed Name:	Kevin Kimball
Title:	EVP, Marriott International, Inc.

SCHEDULE “A”

Review Process for Villas/Units, Corridors & Public Spaces at Existing Projects

For those Existing Projects whereby MVWC is contracted by the condominium owners association to perform the project work at the Existing Project.

Project Phase	Description	MVWC	MII
Business Project Planning	Develop preliminary:
	• Scope	R	—
	• Cost estimate ***	R	—
	• Schedule	R	—
	• Financial analysis	R	—
	• Unit outage analysis	R	—
	• Inventory blocking	R	—

Project Phase	Description	MVWC	MII
Design Development	• Identify design teams	R	A
	• Hire interior design firm	R	—
	• Develop/approve inspiration boards *	R	A
	• Develop early concept *	R	A
	• Develop final concept *	R	A
	• MVWC Executive committee approval *	R	S
	• SMDR approval **	S	R
	• Update cost estimate	R	—
	• Develop construction package	R	—
	• Design approval – Association ***	R	—

Project Phase	Description	MVWC	MII
Bid Pricing	• Review FF&E specs	R	S
	• Final Approval of regionalized artwork/carpet *	R	A
	• Approve construction scope	R	—
	• Bid project	R	—
	• Approve required re-selections	R	A
	• Develop final scope, schedule, budget	R	—

Project Phase	Description	MVWC	MII
Execution	• Execute COA agreement ***	R	—
	• Execute procurement & general contractor agreements	R	—
	• Pre construction meeting	R	—
	• Field supervision	R	—
	• Punch	R	—
	• Close out	R	—

*	MII representative in attendance via conference call
**	Presentation at MII Corporate Headquarters (Note: SMDR submission, review and approval is optional and at the discretion of MII)
***	Presentation for approval by applicable condominium owners association(s) at Board Meeting

Key:

R = Responsible (party is responsible to coordinate and/or provide the specified item, as applicable)

A = Approve (party is to approve, in writing, the specified item within five (5) business days of receipt)

S = Support (party to support and/or provide consultation for the other party relative to the specified item)

SCHEDULE “B”

FORM OF WAIVER

[            , 20    ]

Marriott International, Inc.

10400 Fernwood Road

Bethesda, MD 20817

Attn:

Re:

Dear                             ,

Reference is made to Exhibit G, Design Review Addendum (the “Addendum”), attached to and incorporated in the License, Services and Development Agreement dated effective November 19, 2011 (the “License Agreement”) by and between Marriott International Inc. and Marriott Worldwide Corporation (collectively, “Licensor”) and Marriott Vacations Worldwide Corporation (“Licensee”). Capital terms used herein, unless otherwise noted, shall have the meaning ascribed in the License Agreement.

[Choose of the following: Marriott Resorts Hospitality Corporation, on behalf of [insert name of the association] or Marriott Ownership Resorts, Inc.] has deemed it necessary and beneficial to complete the following project(s) at the Property (the “Project”):

[Insert details regarding the activity and the scope for the project for which the waiver is sought.]

Article 1.1 of the Addendum permits Licensee to proceed with minor renovations and refurbishments without the cost and time associated with the review process outlined in Article 3 of the Addendum. More specifically, Article 1.1 describes a Refurbishment Review Waiver Request whereby Licensee may request Licensor to waive the requirements specified in Article 3 upon submission of detail regarding activities and the scope of the project. This letter, and any attachments hereto, serves as Licensee’s written request to Licensor to waive the review requirements of the License Agreement relative to the Project, the scope of which is described above and/or attached.

By signing below, Licensor hereby waives the requirements relative to design review as detailed in Article 3 of the Addendum. Please have this letter countersigned by an authorized representative of Licensor within three (3) business days to avoid delaying the Project.

Thank you in advance for your cooperation.

Sincerely,

[Marriott Resorts Hospitality Corporation or Marriott Ownership Resorts, Inc.]

Name:
Title:

cc:

Waiver of the requirements relative to design review as detailed in Article 3 of the Addendum, acknowledged and agreed to by Licensor as an authorized signatory for and on behalf of Marriott International, Inc. and Marriott Worldwide Corporation

Marriott International, Inc.

Name:
Title:
Date:

Marriott Worldwide Corporation

Name:
Title:
Date: